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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         March 20, 2006
                                                --------------------------------


                MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         MICHIGAN                       33-37977                38-2726166
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
of incorporation)                     File Number)           Identification No.)


           100 PROGRESS PLACE, MIDLAND, MICHIGAN               48640
          ----------------------------------------           ----------
          (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (989) 839-6000
                                                   ------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02    DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
             APPOINTMENT OF PRINCIPAL OFFICERS

The Management Committee of Midland Cogeneration Venture L. P. (MCV) announced on March 20, 2006 that President and CEO James M. Kevra will retire effective June 1, 2006. Mr. Kevra has successfully served MCV as President and CEO for the past eleven years.

In addition, the Management Committee is pleased to announce that effective April 3, 2006, Joseph L. Roberts, Jr., age 51, will succeed Mr. Kevra as the company's new President and CEO. Mr. Roberts has been a consultant for CMS Energy Corporation, a Partner of the MCV, for the last 4 years. Before that, he was President and CEO for MCN Power Company and MCN Energy Holdings. Mr. Roberts has a degree in Chemical Engineering from the University of Michigan and an MBA in Finance from Wayne State University. Pursuant to Mr. Roberts employment letter, in the event he is terminated by MCV for any reason other than cause, he will be entitled to receive a severance of 15 months of base pay. All other benefits provided to him are the same as those provided to all officers of MCV.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                            MIDLAND COGENERATION VENTURE
                                               LIMITED PARTNERSHIP





Dated: March 20, 2006                       By: /s/ James M. Rajewski
                                                --------------------------------
                                                James M. Rajewski
                                                Chief Financial Officer,
                                                Vice President and Controller



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